Exhibit 10.1
TECHNOLOGY DEVELOPMENT AND SUPPLY AGREEMENT*
     This Agreement dated as of the 30th day of April, 2008 (“Effective Date”) is by and between Lighting Science Group Corporation (“LSGC”), and Jamestown One Times Square, L.P. (“JOTS”).
Background
LSGC and JOTS are entering into this Technology Development And Supply Agreement with attached exhibits “A”, “B” and “D” related to the design, development, manufacturing, supplying and maintenance of a 12’ diameter Times Square New Year’s Eve Ball (the “Ball”) using LEDs to illuminate the Waterford Crystal elements to be permanently installed on the roof top of the One Times Square building (the “Project”).
LSGC is a leading developer and manufacturer of architectural lighting, signs and displays using light-emitting diodes (“LEDs”).
JOTS would like LSGC to perform certain development, manufacturing, supply, and maintenance services related to the Project; and LSGC is willing and able to perform such services according to the terms of this Agreement.
1. Supply and Ordering of Goods.
     (a) LSGC will design, develop, manufacture and supply to JOTS, the products and/or components listed on Exhibit A (the “Goods”). JOTS will purchase the Goods from LSGC pursuant to purchase orders submitted by JOTS during the term hereof (each a “Purchase Order”). The Goods supplied shall be delivered pursuant to the Scope of Work set forth in Exhibit B, or such other Scope of Work upon which JOTS and LSGC may agree in writing (the “Scope of Work”).
     (b) On or prior to September 1, 2008, LSGC will provide sufficient units of the Goods identified as the lighting elements in Exhibit A to complete the construction of the TSB and provide spare modules to insure ongoing performance.
     (c) All purchases of the Goods shall be made in accordance with the terms of this Agreement and the terms regarding product descriptions, price, quantities, delivery destinations and shipment dates set forth in each Purchase Order submitted by JOTS to LSGC. LSGC shall accept Purchase Order submitted in conformance with this Agreement.
     (e) In no event may any changes be made to the Goods, including without limitation, any change in material composition of the Goods, and/or change in the manufacturer of any parts incorporated in the Goods, without JOTS’s prior written approval and at all times LSGC shall comply with Exhibit A and Exhibit B. Unless otherwise specified by JOTS all requests for changes must be received in writing.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*******”.

     (f) During the Initial Term, unless agreed otherwise, LSGC will be the exclusive supplier of the Goods, so long as acceptable performance is maintained as determined in JOTS’s sole discretion.
2. Pricing and Payment.
     (a) Pricing. There are three elements to this Technology Development And Supply Agreement that will be provided in a phased approach. In phase one, LSGC shall provide all required engineering design services for the new ball at a cost of “********”. In phase two, LSGC shall provide the lighting hardware “Goods” to JOTS at a cost not to exceed “*********”. In phase three, LSGC will provide technical support services for year one after completion of the Project at no additional cost. Thereafter, JOTS to determine the level of ongoing support required. Each of the above phases will be provided independently of future phases.
     (b) Payment. The phase one initial design fee of “******” will be invoiced at the commencement of the contract and shall be due in 30 days from invoice date. The Phase two fees will be invoiced at product delivery and shall be due and payable within thirty (30) days after receipt of the invoice or by such other date as set forth in the Purchase Order. *
3. Representations and Warranties.
     (a) LSGC warrants that all Goods delivered in accordance with this Agreement and the Purchase Orders issued hereunder shall (1) consist of all new materials, (2) be in conformance with the Specifications, (3) be of good material and workmanship, (4) be of merchantable quality and free from defect, and fit for the particular purpose for which they are manufactured and intended, and (5) be manufactured, packaged, labeled, stored and loaded for shipment in strict conformity with all applicable federal, state and local statutes, laws, ordinances, codes and regulations relating thereto. LSGC will also provide a three year limited warranty for the replacement of LED modules and power supplies as detailed in Exhibit “D”.
     (b) LSGC will at its expense, perform such tests and inspections of the Goods as are required to confirm that the Goods conform to the requirements of this Agreement and the Purchase Orders issued hereunder. If any Goods are found to be defective in material or workmanship, or otherwise fail to comply with the warranties set forth above, Purchaser may reject such Goods and rejection will be effected by notice mailed (e-mail notice shall be sufficient under this Section 7)) to LSGC within a reasonable period of time after receipt of the Goods.
4. Promotional Rights

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*******”.

     LSGC will be allowed to promote the company as the technology integrator to JOTS on the project, provided that, LSGC will coordinate and obtain prior approval from JOTS on all promotional activities regarding LSGC’s contribution to the creation of the TSB.
5. Term and Termination.
     (a) The term of this Agreement shall commence on the date hereof (the “Effective Date”) and, subject to early termination in accordance with Section 5(b) below, shall continue for a period of 2 years from the Effective Date (the “Initial Term”).
     (b) Notwithstanding any other provision of this Agreement, either party may immediately terminate this Agreement, and/or any Purchase Order by giving written notice to the other party under the following circumstances:
     (i) If the other party becomes insolvent, or any voluntary or involuntary petition in bankruptcy or corporate reorganization is filed by or against such other party, or a receiver is appointed with respect to any other assets of such other party or liquidation proceeding or its equivalent is commenced by or against such other party and such matter is not dismissed within sixty (60) days after filing; or
     (ii) If the other party fails to perform any of the material obligations under this Agreement or any Purchase Order and such failure is not cured within thirty (30) days after the defaulting party’s receipt of written notice from the non-defaulting party requesting a remedy thereof; or,
     (iii) The sale of a controlling interest in or substantially all of the assets of LSGC.
     (c) Any such termination of this Agreement shall be without prejudice to any other rights or remedies which any party may have against the other party arising out of such breach or default and shall not affect any rights or obligations of any party arising under this Agreement prior to such termination. Upon termination, LSGC shall provide JOTS with all non-proprietary design information developed by LSGC for the Project.
6. No Inconsistent Actions. Purchaser shall not do or authorize any third party to do any act, which would or might invalidate LSGC’s intellectual property or be inconsistent with the rights, ownership or use (as the case may be) of intellectual property of LSGC, or impair the rights of LSGC in or to its intellectual property. Nothing contained herein shall be construed to grant Purchaser any rights with respect to confidential information or intellectual property of LSGC, except those rights, which are necessary to carry out the purposes of this Agreement.

7. Miscellaneous. Termination of this Agreement shall not relieve the parties from the obligations that have accrued prior to such termination pursuant to the provisions of this Agreement. In the performance of its obligations hereunder, LSGC is acting as an independent contractor. No agency, partnership, joint venture or other employer-employee relationship, either express or implied, is intended or created. This Agreement, the Services Agreement, the Purchase Orders referenced herein and the Exhibits attached hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings and agreements with respect thereto. In the event of any conflict between the terms of this Agreement and the terms of any Purchase Order, the terms of this Agreement shall control. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.
8. Intentionally Omitted
9. Indemnification.
a. By JOTS. With respect to claims against one or both parties by third parties and/or government agencies insofar as such claim, demand or action is based on a breach of this Agreement by JOTS, a component made by a supplier selected by JOTS other than LSGC, or a negligent, reckless or purposeful act by JOTS, JOTS shall defend, indemnify, and hold harmless LSGC against any liability, cost, loss, or expense of any kind. JOTS shall have the right to select and control legal counsel for the defense of any such claim, demand or action and for any negotiations relating to any such claim, demand or action; however, LSGC shall have the right to approve any settlement of any such claim, demand or action to the extent that such settlement imposes any restrictions on LSGC or requires LSGC to act in any way, such approval to not be unreasonably withheld.
b. By LSGC. With respect to claims against one or both parties by third parties and/or government agencies insofar as such claim, demand or action is based on a breach of this Agreement by LSGC, a component or device made by LSGC or by a supplier selected by LSGC, or a negligent, reckless or purposeful act by LSGC, LSGC shall defend, indemnify, and hold harmless JOTS against any liability, cost, loss, or expense of any kind. LSGC shall have the right to select and control legal counsel for the defense of any such claim, demand or action and for any negotiations relating to any such claim, demand or action; however, JOTS shall have the right to approve any settlement of any such claim, demand or action to the extent that such settlement imposes any restrictions on JOTS or requires JOTS to act in any way, such approval to not be unreasonably withheld.
10. Insurance. At all times during which the Times Square Ball is being developed in accordance with this Agreement and for a period of two (2) years after the installation of such fixture, the parties shall obtain and maintain in full force the following insurance coverage: (a) worker’s compensation insurance with no less than the minimum limits required by law; (b) employer’s liability insurance, with a minimum limit of $500,000 per occurrence; and (c) commercial general liability insurance, with a minimum limit of $1,000,000 per occurrence and $2,000,000 total. Such commercial general liability policies shall (aa) include coverage for liability resulting from Premises/Operations, Products and Completed Operations, Blanket Contractual Liability (bb) upon request name the other party as an additional insured; (cc) insure on an occurrence, and not a claims-made, basis; (dd) be issued by Insurance companies which are reasonably acceptable; (v) be primary and contributory; and (ee) not cancelable unless thirty (30) days prior written notice shall have been given to the other party. Upon request, each party shall provide proof of such insurance to the other party.

     IN WITNESS WHEREOF, the parties hereto, through their authorized representatives, have executed this Agreement on the day and year first written above.

LSGC: Lighting Science Group, Inc.		Jamestown One Times Square, L.P.

By:	/s/ Govi Rao	By:	/s/ J. Ben Gainey

Name:	Govi Rao	Name:	J. Ben Gainey

Title:	CEO	Title:	Vice President of General Partner of
sole member of general partner

Attachments:

Exhibit A:	Goods
Exhibit B:	Scope of Work
Exhibit C:	Intentionally Omitted
Exhibit D:	Limited Warranty

EXHIBIT A — Goods
TSB 2008 Specifications
LED Modules
Approximately 432 Hexagon modules
Approximately 240 Pentagon modules
Exact count pending Hudson’s armature design
4 Waterford crystals per LED module
48 Rebel (tentative) LEDs per module
165 Watts input DC power per module (tentative)
LED modules rated to withstand environmental conditions & weather:
120 mph windload
The unit will be designed meet IP65 Ingress protection for water
UV, ozone, etc
Waterford crystals must withstand these conditions, too.
Ball armature
Approximately 12 foot diameter
Not intended to be waterproof
Ventilation
Slots will be engineered into the armature or LED modules
Fan-forced ventilation of the cavity, if necessary
LED power supplies
Located inside ball framework
Possibly located in NEMA enclosures
Possibly distributed a one PSU per LED module
208 VAC 3 phase
Limited to approx 178KW total max (building limitation)
120KW anticipated max input power (tentative)
Remote on/off control via system computer (tentative)
Data system
DMX or Stream data format
If DMX, preferably DMX512A (depends on e:cue capabilities)
Possibly Stream (depends on e:cue capabilities)
E: cue Media servers located in equipment rack in equipment room redundant servers for on-line automatic failure switchover
E: cue DMX dimmers located in the ball
Ball interior power and data cabling
Exterior rated components
Waterproof to IP65
Diagnostics and system control
On module thermal sensing, for individual module brightness/ shutdown
In-ball thermal sensing, for overall brightness/ shutdown
Internet connection
Software operation monitoring
Software updating
Animation files uploading

1

The following will require engineering evaluation before we commit
LED module diagnostics
Power supply on/off control
Power supply on/off sense
Power supply output voltage measurement
Internet reporting of status & failures (email, webpage)
Software
Animation creation, control, and scheduling software by e:cue
Diagnostics software by LSGC
Regulatory
NYC building codes, new (June 2008) fire codes
UL
Maintenance
Quarterly (semi-annual?) exterior inspection
LED module illumination
Crystal condition
Annual December interior inspection
Exterior inspection plus:
Power supply function
Cable and connector integrity
Water sealing integrity
LED modules
Power supply enclosures
Warranty
Three Year Limited Warranty
Spares
5% LED module spares for attic stock
2% power supply spares for attic stock

2

EXHIBIT B — Scope of Work

	Contractual		Supplied	Manufactured		Installed at
Hardware Deliverables	responsibility	Designed by	(purchased) by	by	Installed by	(location)

Ball equipment
LED modules	LSGC	LSGC	LSGC	LSGC	Hudson Scenic	Hudson Scenic
LED (devices)	LSGC	—	Lumileds	Lumileds	LSGC	LSGC
Crystal mounting hardware	LSGC	LSGC	LSGC	LSGC	LSGC	LSGC
Power supply system
Power supplies	LSGC	LSGC	LSGC	LSGC	LSGC	LSGC
Weatherproof enclosures	LSGC	LSGC & Hudson	LSGC	LSGC	Hudson Scenic	Hudson Scenic

Exterior power connectors	Hudson Scenic	LSGC & Hudson	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic

Exterior data connectors	Hudson Scenic	LSGC & Hudson	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic
Data system
Ehternet to DMX gateways	e:cue	e:cue & LSGC	e:cue	e:cue	e:cue	Hudson Scenic
Ethernet equipment	e:cue	e:cue & LSGC	e:cue	e:cue	e:cue	Hudson Scenic
Interior cabling
AC wiring	LSGC	LSGC	LSGC	LSGC	LSGC & Hudson	Hudson Scenic
DC wiring	LSGC	LSGC	LSGC	LSGC	LSGC & Hudson	Hudson Scenic
Data wiring	LSGC	LSGC	LSGC	LSGC	LSGC & Hudson	Hudson Scenic
J boxes, terminal blocks	LSGC	LSGC	LSGC	LSGC	LSGC & Hudson	Hudson Scenic
Mechanical structure (armature)

Framework (armature)	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Landmark	1 Times Square

LED module mounts	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic

Power supply enclosure mounts	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic

Control system mounts	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic

Extraction fans (if needed)	Hudson Scenic	Hudson & LSGC	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic

Waterford crystals
Crystals	Waterford	Waterford	Waterford	Waterford	Hudson Scenic	Hudson Scenic

Control system equipment rack (in equipment room(s))
Equipment rack	e:cue	e:cue & LSGC	Hudson Scenic	Hudson Scenic	Landmark	1 Times Square
Media servers	e:cue	e:cue	e:cue	e:cue	Hudson Scenic	Hudson Scenic
Animation design software	e:cue	e:cue	e:cue	e:cue	e:cue	Hudson Scenic
Animation server software	e:cue	e:cue	e:cue	e:cue	e:cue	Hudson Scenic
Ethernet equipment	e:cue	e:cue	e:cue	e:cue	Hudson Scenic	Hudson Scenic

1

	Contractual		Supplied	Manufactured		Installed at
Hardware Deliverables	responsibility	Designed by	(purchased) by	by	Installed by	(location)

UPS	e:cue	e:cue	e:cue	e:cue	Hudson Scenic	Hudson Scenic
Monitor, kybd, mouse, etc	e:cue	e:cue	e:cue	e:cue	Hudson Scenic	Hudson Scenic
Hardware diagnostic&control sftware	LSGC	LSGC	LSGC	LSGC	LSGC	Hudson Scenic

Other equipment

Mast, hoist, rigging	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Landmark	1 Times Square

Drop cables (power and data)	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Landmark	1 Times Square
AC service panel, conduit, containment	Mitch	Mitch	Mitch	Mitch	Landmark	1 Times Square
Data conduit, cable containment	Mitch	Mitch	Mitch	Mitch	Landmark	1 Times Square

Power distro	Hudson Scenic	Hudson Scenic	Hudson Scenic	Hudson Scenic	Landmark	1 Times Square
Internet connection	LSGC	LSGC	LSGC	LSGC	Mitch	1 Times Square

2

EXHIBIT D — Limited Warranty
[To Be Negotiated]